UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A
(Rule 14a-101)

________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SeqLL Inc.
(Name of Registrant as Specified in its Charter)

____________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SEQLL INC.
3 Federal Street
Billerica, MA 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 28, 2022 at 3:00 P.M. (EST)

TO THE STOCKHOLDERS OF SEQLL INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of SeqLL Inc. will be held on Tuesday, June 28, 2022, at 3:00 p.m., Eastern Standard Time, at 3 Federal Street, First Floor, Billerica, Massachusetts 01821, for the purposes of considering and acting on the following items:

1.      To elect two (2) persons to our Board of Directors, each to hold office until the 2025 annual meeting of stockholders and until their respective successors shall have been duly elected or appointed and qualify;

2.      To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.      To hold an advisory vote on executive compensation.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our common stock as of the close of business on May 2, 2022 are entitled to notice of, and to vote at, the Annual Meeting. The holders of at least a majority of our outstanding shares of voting stock entitled to vote and present in person or by proxy are required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,
/s/ Daniel Jones
Daniel Jones
Chairman of the Board and Chief Executive Officer

May 4, 2022
Billerica, MA

OUR BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN OUR ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

SEQLL INC.
3 Federal Street
Billerica, MA 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 28, 2022 at 3:00 P.M. (EST)

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of SeqLL Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, June 28, 2022, at 3:00 p.m., Eastern Standard Time, at 3 Federal Street, First Floor, Billerica, Massachusetts 01821, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy cards are being mailed to stockholders on or about May 4, 2022.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 28, 2022: The Proxy Statement and the Annual Report to Shareholders are available at https://seqll.com. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed via our website before voting.

Solicitation and Voting Procedures

Solicitation.    The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our shares entitled to vote at the Annual Meeting. We may conduct further solicitation personally, telephonically, electronically or by facsimile through our officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation. We do not intend, but reserve the right, to use the services of a third-party solicitation firm to assist us in soliciting proxies.

Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy cards to vote their shares in the following manner:

•        by mail, by marking the enclosed proxy card(s) applicable to you as the holder of shares of our common stock and/or our preferred stock, signing and dating it, and returning it in the postage-paid envelope provided;

•        by telephone, by dialing the toll-free telephone number 1-800-690-6903 from within the United States or Canada and following the instructions. Stockholders voting by telephone need not return the proxy card(s) applicable to them as the holder of shares of our common stock and/or our preferred stock; and

•        through the Internet, by accessing the World Wide Website address www.proxyvote.com. Stockholders voting by the Internet need not return the proxy card(s) applicable to them as the holder of shares of our common stock.

Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Daniel Jones, the Chief Executive Officer of SeqLL Inc., at 3 Federal Street, Billerica, Massachusetts 01821, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

Voting Procedure.    The presence at the Annual Meeting of a majority of our outstanding shares of voting stock entitled to vote and represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on May 2, 2022 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on all matters.

As of the Record Date, there were 11,886,379 shares of common stock outstanding, which shares were entitled to an aggregate of 11,886,379 votes at the Annual Meeting. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2 and 3, as applicable.

Abstentions and broker non-votes will each be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors (Proposal No. 1) and the ratification of Wolf & Company, P.C. as our independent registered public accounting firm (Proposal No. 2). Abstentions will be counted as a vote AGAINST the approval of the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), but broker non-votes will have no effect on the outcome of the approval of the advisory vote to approve the compensation of our named executive officers (Proposal No. 3).

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that all proposals in this proxy statement, other than the ratification of the independent registered public accounting firm, are non-routine proposals; therefore, your broker, bank or other agent will only be entitled to vote on Proposal No. 2 at the Annual Meeting without your instructions.

On each matter properly presented for consideration at the Annual Meeting, holders of common stock will be entitled to one vote for each share of common stock held. Stockholders do not have cumulative voting rights in the election of directors.

Vote Required.

For the election of directors (Proposal No. 1), the nominees who receive a plurality of votes from the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected.

For the approval of the ratification of our independent registered public accounting firm (Proposal No. 2) and the approval of the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required. Because your vote with respect to Proposal No. 3 is advisory, it will not be binding upon our Board of Directors.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

Householding.    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or our annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: SeqLL Inc., 3 Federal Street, Billerica, Massachusetts 01821, phone: (781) 460-6016, Attention: Chief Financial Officer. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

At the Annual Meeting, two (2) Class I Directors are to be elected to hold office until the 2025 Annual Meeting of Stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

In accordance with the terms of our restated certificate of incorporation and amended and restated bylaws, our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the 2022 Annual Meeting of Stockholders and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders.

Daniel Jones and Dr. Patrice M. Milos are current Class I Directors whose terms expire at the Annual Meeting. The Board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated Mr. Jones and Dr. Milos for election as Class I Directors, each to hold office until the 2025 Annual Meeting of Stockholders and until their successor has been duly elected and qualified or until their earlier death, resignation or removal.

The two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. This is called plurality. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Nominees For Class I Directors (Current Terms to Expire at the 2022 Annual Meeting)

Listed below are this year’s nominees for election to the Board as Class I directors. Each of the director nominees has consented to be named in this proxy statement and to serve if elected. If elected, each nominee will serve for a term of three years expiring at the 2025 annual meeting of stockholders or until a successor has been duly elected and qualified or until the nominee’s earlier death, resignation or removal. The age of each director is as of the date of this proxy statement.

Name	Age	Served as a Director Since	Positions with SeqLL Inc.
Daniel Jones	42	2014	President, Chief Executive Officer and Chairman
Patrice M. Milos, Ph.D.	63	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows, as of April 29, 2022:

Daniel Jones is our Chief Executive Officer and Chairman of the Board. He has been our co-founder, President, and a member of our board of directors since our inception. He has served as Chief Executive Officer since May 2018 and was elected Chairman of the Board in March 2021. Prior to becoming our Chief Executive Officer, he was President from inception to May 2018. Mr. Jones has over 15 years of biotechnology industry experience, including 12 plus years in single molecule sequencing research. Prior to founding our company, Mr. Jones held various positions at Helicos Biosciences, a publicly-traded biotechnology tools company. During his career at Helicos Biosciences, his responsibilities included applications development, instrument prototyping and validation, customer support and bioinformatics analysis, as well as sales and operations. In 2008, Mr. Jones ran the first ever direct RNA sequencing experiments while at Helicos. From December 2003 to March 2007, Mr. Jones worked at U.S. Genomics in the Methods Development group and on development of its Trilogy 2020 Single Molecule Analyzer and Direct miRNA assays. From December 2002 to December 2003, Mr. Jones worked at EXACT Sciences on its ColoGuard assay, a non-invasive, now FDA-approved molecular diagnostic for colorectal cancer. Mr. Jones has authored or co-authored four publications and is named on multiple patents or patent applications. He holds a B.S. degree from Trinity College and has studied biotechnology and bioinformatics at Brandeis University and the University of Massachusetts.

Our Board of Directors believes that Mr. Jones should continue to serve as a member of the Board of Directors due to his executive experience in the pharmaceutical industry, as well as his extensive understanding of our business, operations and strategy, which will provide the requisite qualifications, skills, perspectives, and experience that make him well qualified.

Patrice M. Milos, Ph.D. joined our board of directors immediately prior to the closing of our initial public offering in August 2021. Since September 2020, Dr. Milos has been Vice President, Scientific Operations of Proof Diagnostics, Inc., a company that is developing a low-cost, rapid diagnostic, point-of-care testing platform for the detection of COVID-19. From October 2016 to September 2020, Dr. Milos was a co-founder, President and Chief Executive Officer of Medley-Genomics Inc., a company focused on using advanced data analytics to support better diagnosis and treatment of complex diseases. From May 2013 to January 2016, Dr. Milos was President and Chief Executive Officer of Claritas Genomics Inc., a subsidiary of Boston Children’s Hospital that provided commercial next-generation pediatric molecular diagnostic testing. Additional experience included executive roles at Helicos BioSciences and Pfizer, Inc. Dr. Milos is also a member of the board of directors of 54Gene Inc., a U.S. and Nigeria-based startup that collects African genetic code for use in health research and drug development, Slater Technology Fund, a seed-stage venture investor in early-stage technology ventures, ProThera Biologics, a life-sciences company developing a fundamentally new paradigm for treating severe inflammation and RI Bio, a bioscience, biotech, health and life sciences industry network group dedicated to galvanizing collaboration among industry participants. Dr. Milos has received numerous awards and honors within the life sciences industry and has authored or co-authored over 60 biotech or life sciences publications. She earned a B.A. in biology and chemistry from The College of Saint Rose, a M.S. and Ph.D. in plant molecular genetics and biology from Rensselaer Polytechnic Institute and has completed Post-Doctoral work at Harvard University and Brown University in plant and mouse molecular genetics.

Our Board of Directors believes that Dr. Milos should continue to serve as a member of the Board of Directors due to her executive background and experience in molecular genetics and biology, which will provide the requisite qualifications, skills, perspectives, and experience that make her well qualified.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the annual meeting is furnished below. The ages of each director are as of the date of this proxy statement.

Name	Age	Served as a Director Since	Positions with SeqLL Inc.
Douglas Miscoll	61	2015	Director
David Pfeffer	63	2018	Director

Class II Director (Terms Expire in 2023)

Douglas Miscoll has served as a member of our board of directors since October 2015. Mr. Miscoll founded Ravello Precision Partners in 2015, which operated as a hedge fund focused on genomic biology companies. Mr. Miscoll founded Ravello Partners LLC in 2010, which manages discretionary portfolios for families and small institutions and is active in the biotechnology sector. From 1999 until 2009, Mr. Miscoll was a Managing Director at Newlight Management, where he was responsible for managing all aspects of two private equity funds and a hedge fund focused on technology, media and communications companies. He originated and directed the firm’s public market investment activities. Previously, from 1994 to 1995, he was a Managing Director of Northgate Ventures, a venture capital fund focused on early stage technology companies. Mr. Miscoll was a founding member of the management team that created K-III Communications, a leveraged build-up in the publishing and information services industries sponsored by Kohlberg Kravis Roberts & Co. Mr. Miscoll received an M.B.A. from Georgetown University, a Graduate Certificate from Templeton College, Oxford University, and a B.A. from Santa Clara University.

We believe Mr. Miscoll’s executive management experience qualifies him to serve on our board of directors.

Class III Director (Terms Expire in 2024)

David Pfeffer has served as a member of our board of directors since September 2018 and is currently our Audit Committee Chairman. Mr. Pfeffer has over 30 years of experience in diverse roles in financial services; leading companies, developing and executing strategy, building businesses up from the ground floor and driving innovation to grow in today’s ultra-competitive and dynamic global economy. Mr. Pfeffer is currently CEO of Brick Citi Capital, LLC, an investment services and business advisory firm founded in 2019. Previously, he was Executive Vice President and Chief Financial Officer of Oppenheimer Funds, a global asset manager, from 2004 to 2019. He was a Management Director on the Oppenheimer Funds, Inc. board and President of Oppenheimer Funds Harbourview Asset Management. From 2009 to 2019, Mr. Pfeffer served as an Independent Director at ICI Mutual Insurance Co., including a role as Audit Committee Chairman. From 2000 to 2004, Mr. Pfeffer worked as Institutional Chief Financial Officer and Director at Citigroup Asset Management. Mr. Pfeffer was at J.P. Morgan from 1984 to 2000, where he gained significant international experience serving as Chief Financial Officer and Director of JPM Brazil for five years in São Paulo and supported JPM’s international businesses during his 16 year tenure there. Mr. Pfeffer worked as a public accountant at Ernst & Whinney from 1981 to 1984. Mr. Pfeffer is a Certified Public Accountant, a Chartered Global Management Accountant and has his FINRA Series 99 Operations Professional license. He graduated Cum Laude from the University of Delaware with a B.S. in Accounting.

We believe Mr. Pfeffer’s experience in corporate governance and capital markets qualifies him to serve on our board of directors.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

MANAGEMENT

Executive Officers

The following table provides information regarding our executive officers:

Name	Age	Position(s)
Daniel Jones	42	President, Chief Executive Officer and Chairman
John W. Kennedy	65	Chief Financial Officer and Secretary

Biographical information with respect to Daniel Jones is set forth above under the heading “Proposal 1 — Election of Directors — Nominees for Class I Directors.”

John W. Kennedy has served as our Chief Financial Officer and Secretary since August 2018. From February 2017 to August 2018, Mr. Kennedy served as a business consultant to us. Mr. Kennedy has 34 years of experience in management, consulting and investment banking. From January 1994 to July 2018, Mr. Kennedy managed Kennedy Partners Corp., a boutique merchant banking company where he assisted numerous companies as their investment banker and Chief Financial Officer, raising hundreds of millions of growth capital and completing over a dozen mergers or acquisitions. Mr. Kennedy was also the FINRA Managing Principal for two U.S. broker-dealers of Brazilian banks operating in the U.S., Banco Fonte Cindam SA and Banco Fibra SA. In prior years Mr. Kennedy worked at The Board of Governors of the Federal Reserve System, Peat, Marwick, Mitchell & Co., The Coca-Cola Company, Morgan Stanley & Co., and D.H. Blair Investment Banking & Co., where he served as Managing Director of Investment Banking conducting private equity investments, private equity placements and IPOs for a wide variety of emerging growth companies. He currently has FINRA Series 82 and 63 licenses. He graduated from Union College with a B.A. in economics and has an M.B.A. in finance and international business management from New York University.

Family Relationships

There are no family relationships between or among any of our directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Doug Miscoll, David Pfeffer and Dr. Patrice Milos is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that the directors who serve on our audit committee, our compensation committee and our nominating and corporate governance committee satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our board of directors has established three standing committees — audit, compensation, and nominating and corporate governance — each of which operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at www.seqll.com. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

Our audit committee consists of David Pfeffer, who is the chair of the committee, and Douglas Miscoll and Dr. Patrice Milos. Our board of directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•        reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•        reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•        reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our board of directors has determined that David Pfeffer qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. In making this determination, our board of directors has considered Mr. Pfeffer’s extensive financial experience and business background. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

Compensation Committee

Our compensation committee consists of Douglas Miscoll, who is the chair of the committee, and David Pfeffer and Dr. Patrice Milos. Our Board has determined that each of the members of our compensation committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•        reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

•        reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•        reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•        reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

•        preparing the report that the SEC requires in our annual proxy statement.

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee has at any time been one of our officers or employees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Douglas Miscoll, who is the chair of the committee, and Dr. Patrice Milos and David Pfeffer. Our board of directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

•        identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•        evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;

•        evaluating, nominating and recommending individuals for membership on our board of directors; and

•        evaluating nominations by stockholders of candidates for election to our board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code is posted on our website, which is located at www.seqll.com.

Board Leadership Structure

Our board of directors is free to select the Chairman of the board of directors and a Chief Executive Officer in a manner that it considers to be in the best interests of our company at the time of selection. Currently, Daniel Jones serves as our Chief Executive Officer and Chairman of the board of directors. We currently believe that this leadership structure is in our best interests. As Chairman of the Board, Mr. Jones’ key responsibilities will include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Our board of directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our board of directors is in regular contact with our Chief Executive Officer and Chief Financial Officer, who report directly to our board of directors and who supervise day-to-day risk management.

Role of Board in Risk Oversight Process

We face a number of risks, including those described under the caption “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC. Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, and the financial condition and performance. Our board of directors focuses its oversight on the most significant risks facing us and, on our processes, to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Stockholder Communications

All stockholder communications must: (i) be addressed to our Secretary or Board of Directors at our address; (ii) be in writing in print and delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service; (iii) be signed by the stockholder sending the communication; (iv) indicate whether the communication is intended for the entire Board of Directors, a committee thereof, or the independent directors; (v) if the communication relates to a stockholder proposal or director nominee, the name and address of the stockholder, the number of shares and class of held by the stockholder, any voting rights with respect to shares not beneficially owned and other ownership or voting interests in our shares, whether economic or otherwise, the length of time such shares have been held, and the stockholder’s intention to hold or dispose of such shares, provided that we will not entertain shareholder proposals or shareholder nominations from shareholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate as is required by our Bylaws.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Secretary shall promptly deliver such communication to the appropriate member(s) of the Board of Directors or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the chairman of the Board of Directors with a copy to the Chief Executive Officer, the chairman of the applicable committee, or to each of the independent directors, as the case may be.

The Chief Executive Officer may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to the independent directors, the Chief Executive Officer may not copy any member of management in forwarding such communications. In addition, the Chief Executive Officer may, in his sole discretion and acting in good faith, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the intended recipient and any such correspondence may be forwarded elsewhere in our company for review and possible response.

Board and Annual Meetings Attendance

We became a public company on August 31, 2021. During 2021, our Board held four meetings, our audit committee held two meetings, our compensation committee held one meeting. Our nominating and corporate governance committee did not meet during 2021. During 2021, each current director attended at least 75% of the aggregate of the total number of Board and committee meetings held during the period of such member’s service.

Directors are encouraged, but not required, to attend our annual meeting of stockholders. We did not hold an annual meeting of stockholders during 2021.

Compensation Committee Interlocks and Insider Participation

Messrs. Miscoll and Pfeffer and Dr. Milos served as members of the compensation committee in 2021. None of the members of the compensation committee has at any time been one of our officers or employees. Except as set forth under “Certain Relationships and Related Party Transactions,” none of these members of the compensation committee has any relationships with us of the type that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or compensation committee.

EXECUTIVE COMPENSATION

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2021 and 2020. Individuals we refer to as our “named executive officers” include our Chief Executive Officers and our Chief Financial Officer whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2021. Currently, we do not have employment agreements with any of our executive officers, although we may enter into employment agreements with our officers in the future.

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Daniel Jones	2021	$106,667	$150,000	(2)	$—	—	—	—	$256,666
Chief Executive Officer	2020	53,846	—		—	—	—	—	53,846
John W. Kennedy	2021	67,275	100,000		114,530	—	—	—	281,805
Chief Financial Officer	2020	49,440	—		—	—	—	—	49,440

____________

(1)      The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. See Note 2 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31,2021, which was filed with the SEC on March 23, 2022, regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)      Of this bonus, $75,000 was deferred to, and has been paid in, 2022.

SeqLL Inc. 2014 Equity Incentive Plan

Our board of directors and our stockholders originally approved our 2014 Equity Incentive Plan, or the 2014 Plan, in April 2014. Our 2014 Plan allows for the grant of equity-based awards to our and our affiliates’ officers, employees, directors and key persons. On March 18, 2021, our board of directors and stockholders approved an amendment and restatement of our 2014 Plan to increase the number of shares of common stock available for equity awards under the 2014 plan to 3.5 million shares. The description below is of our 2014 Plan as amended and restated, except as otherwise noted.

Purpose.    The purpose of our 2014 Plan, as amended and restated, is to encourage and enable our and our affiliates’ officers, employees, directors and other key persons (including consultants and prospective employees) upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in our company.

Eligibility.    Participants in our 2014 Plan may include full or part-time officers, employees, directors and key persons (including advisors and consultants) of our company or our affiliates who are selected to receive awards from time to time by the administrator in its sole discretion.

Administration.    Our 2014 Plan is administered by our compensation committee, or, if at any time our compensation committee is not in existence, our board of directors. In addition, to the extent applicable law permits, our board of directors may delegate any of its authority under our 2014 Plan to another committee or one or more officers, and our compensation committee may delegate any of its authority hereunder to a sub-committee or to one or more officers, except that no such delegation is permitted with respect to awards made to individuals who are subject to Section 16 of the Exchange Act unless the delegation is to another committee consisting entirely of “nonemployee directors” within the meaning of Rule 16b-3 of the Exchange Act. Subject to the provisions of our 2014 Plan, the administrator has the power to administer the plan, including but not limited to, the power to select the eligible officers, employees, directors, and key employees to whom awards are granted; to determine the number of shares to be covered by each award; to determine the terms and conditions of any award and to amend any outstanding award.

Authorized Shares.    As of March 31, 2022, a total of 3,500,000 shares of our common stock were authorized for issuance under our 2014 Plan, and at such date, stock grants of an aggregate of 2,003,915 shares have been made under the 2014 Plan, and 1,496,085 shares authorized under the 2014 Plan remained available for award purposes. All of the authorized and available shares may be issued pursuant to incentive stock options. The shares available for issuance may be authorized but unissued shares or shares reacquired by us and held in our treasury. The share reserve under our 2014 Plan is depleted by the maximum number of shares, if any, that may be issuable under an award as determined at the time of grant. However, awards that may only be settled in cash (determined at the time of grant) do not deplete the share reserve.

If (1) an award lapses, expires, terminates or is cancelled without the issuance of shares, (2) it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (3) shares are forfeited under an award, (4) shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance, (5) an award or a portion thereof is settled in cash, or shares are withheld by us in payment of the exercise price or withholding taxes of an award, then such shares will be recredited to the reserve and may again be used for new awards. However, shares recredited to reserve pursuant to clause (4) in the preceding sentence may not be issued pursuant to incentive stock options.

Adjustments to Shares.    If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of our company, or additional shares or new or different shares or other securities of our company or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of our assets, the outstanding shares are converted into or exchanged for a different number or kind of securities of our company or any successor entity (or a parent or subsidiary thereof), the administrator will make an appropriate or proportionate adjustment in (1) the maximum number of shares reserved for issuance under our 2014 Plan; (2) the number and kind of shares or other securities subject to any then outstanding awards under our 2014 Plan; and (3) the exercise price for each share subject to any then outstanding stock options. The administrator also may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the administrator that such adjustment is appropriate to avoid distortion in the operation of our 2014 Plan, subject to the limitations described in our 2014 Plan.

Effect of a Sale Event.    Unless otherwise provided in an award or other agreement, upon a “sale event,” if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any holder of an award (or other person with rights in an award), some or all outstanding awards may be assumed, or replaced with the same type of award with similar terms and conditions, subject to adjustments described in our 2014 Plan, by the successor or surviving corporation (or parent thereof) in the sale event. A “sale event” is generally defined for this purpose as (1) any person becoming the beneficial owner of 50% or more of the combined voting power of our then-outstanding securities (subject to exceptions and other limitations scribed in our 2014 Plan), (2) our stockholders approving a plan of complete liquidation or dissolution of our company, (3) the consummation of (a) an agreement for the sale or disposition of all or substantially all of our assets (other than to certain excluded persons), (b) a merger, consolidation or reorganization of our company with or involving any other corporation (subject to specified exceptions), or (4) a change in the majority of our board of directors that is not approved by a supermajority of the existing board. More detailed descriptions and additional information on limitations relating to each of these sale events is are in our 2014 Plan.

If, after a sale event in which the awards are assumed or replaced, the award holder experiences a termination event as a result of a termination of service without cause, due to death or disability, or as a result of a resignation for good reason, in each case within 24 months after a sale event, then the award holder’s awards will be vested in full or deemed earned in full (assuming target performance, if applicable).

To the extent the awards are not assumed or replaced in the sale event, then, (1) each option will become immediately and fully vested and, unless the administrator determines otherwise, will be canceled on the sale event in exchange for a cash payment equal to the excess of the price paid in the sale event over the exercise price of the option, and all options with an exercise price lower than the price paid in the sale event will be canceled for no consideration, (2) restricted stock and restricted stock units (not subject to performance goals) will be vested in full and settled, along with any accompanying dividend equivalent units, and (3) all awards subject to performance goals with outstanding performance periods will be canceled in exchange for a cash payment equal to the amount that would have been due under the award if performance had been satisfied at the better of target or the performance trend through the sale event.

Solely with respect to awards granted on and after the completion of this offering, and except as otherwise expressly provided in any agreement with an award holder, if the receipt of any payment by an award holder under the circumstances described above would result in the payment by the award holder of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

Limit on Director Awards.    The maximum value of awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of our board of directors during such year (including service as a member or chair of any committees of the board), shall not exceed $800,000 in total value for the first year of service and $400,000 for future years of service (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Types of Awards.    Awards under our 2014 Plan may consist of incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, restricted stock units, or any combination of those awards. Some provisions of our 2014 Plan relating to these award types are summarized below.

Stock Options.    A stock option is an award entitling the recipient to acquire shares, at such exercise price as determined by the administrator (which may not be lower than the fair market value of the underlying shares on the date of grant) and subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. Stock options granted under our 2014 Plan may be either non-qualified stock options or incentive stock options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must certain requirements specified in our 2014 Plan and the Code. Stock options will become exercisable at such time or times as determined by the administrator at or after the grant date and set forth in the stock option agreement. The administrator may at any time accelerate the exercisability of all or any portion of any stock option.

Restricted Stock.    A restricted stock award is a grant (or sale, at such purchase price as determined by the administrator) of shares that are subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the administrator.

Unrestricted Stock.    The administrator may grant (or sell at par value or such higher purchase price determined by the administrator) unrestricted shares, in respect of past services, in exchange for cancellation of a compensation right, as a bonus, or any other valid consideration, or in lieu of any cash compensation due to such individual.

Restricted Stock Units and Dividend Equivalent Units.    The administrator may grant restricted stock units representing the right to receive a future payment of cash, the amount of which is determined by reference to our shares, shares or a combination of cash and shares. The administrator will determine all terms and conditions of an award of restricted stock units, including but not limited to the number granted, in what form they will be settled, whether performance goals must be achieved for the restricted stock units to be earned, the length of any vesting or performance period and the date of payment, and whether the grant will include dividend equivalent units. The administrator will determine all terms and conditions of an award of dividend equivalent units, including whether payment will be made in cash or shares. However, no dividend equivalent units may be paid with respect to restricted stock units that are not earned or that do not become vested.

Termination of Employment or Service.    Except as otherwise provided in any award agreement or an award holder’s employment offer letter, severance letter or services agreement, or as determined by administrator at the time of the award holder’s termination of employment or service:

•        If the termination is for cause, the award holder will forfeit all outstanding awards immediately upon termination and will not be permitted to exercise any stock options following termination.

•        If the termination is due to the award holder’s death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or 12 months from the date of termination.

•        If the termination was for any reason other than cause, death or disability (when the award holder could not have been terminated for cause), the award holder will forfeit the unvested portion of any award, and any vested stock options will remain exercisable until the earlier of the original stock option expiration date or three months from the date of termination.

Term of Plan and Plan Amendments.    Our 2014 Plan, as amended and restated, will become effective upon the completion of this offering. Our 2014 Plan will continue until all shares reserved for issuance under our 2014 Plan have been issued, or, if earlier, until such time as the administrator terminates our 2014 Plan as described below. No incentive stock options may be granted after the ten (10) year anniversary of the date of stockholder approval of the amendment and restatement of our 2014 Plan unless the stockholders have approved an extension.

Our board of directors may, at any time, amend, terminate or discontinue our 2014 Plan, except that our stockholders must approve any amendment to the extent approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which our shares are then traded or any other applicable law. In addition, stockholders must approve any amendment to our 2014 Plan that would materially increase the number of shares reserved (except as permitted by the adjustment provisions of our 2014 Plan) or that would diminish the protections afforded by the anti-repricing provisions of our 2014 Plan.

Any termination of our 2014 Plan will not affect the authority of our board of directors and the administrator to administer outstanding awards or affect the rights of award holders with respect to awards previously granted to them.

Award Amendments, Cancellation and Disgorgement.    Subject to the anti-repricing and other requirements of our 2014 Plan, the administrator may modify, amend or cancel any award. However, except as otherwise provided in our 2014 Plan or an award agreement, the consent of the award holder is required to any amendment that materially diminishes the holder’s rights under the award. Our 2014 Plan includes exceptions to the consent requirement for actions necessary to comply with applicable law or the listing requirements of securities exchanges, to preserve favorable accounting or tax treatment of any award for our company or to the extent the administrator determines that an action does not materially and adversely affect the value of the award or is in the best interest of the affected award holder or any other person who has an interest in the award.

The administrator has full power and authority to terminate or cause an award holder to forfeit an award, and require an award holder to disgorge to us, any gains attributable to the award, if the award holder engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any award agreement or any other agreement between the award holder and us or one of our affiliates concerning noncompetition, non-solicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations. In addition, any awards granted pursuant to our 2014 Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or claw-back policy that is adopted by us from time to time, or any recoupment or similar requirement otherwise made applicable to us by law, regulation or listing standards.

Repricing and Backdating Prohibited.    Notwithstanding anything in our 2014 Plan to the contrary, and except for the adjustments provided for in our 2014 Plan, neither the administrator nor any other person may (1) amend the terms of outstanding stock options to reduce the exercise or grant price of such outstanding stock options; (2) cancel outstanding stock options in exchange for stock options with an exercise or grant price that is less than the exercise or grant price of the original stock options; or (3) cancel outstanding stock options with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the administrator may not make a grant of a stock option with a grant date that is effective prior to the date the administrator takes action to approve the award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
Daniel Jones	178,378	—	$2.46	9/5/2028	—	$—
John W. Kennedy	135,136	—	2.46	9/5/2028	—	—
John W. Kennedy	100,000	—	$2.52	12/6/2021	—	—

Director Compensation

General.    The following discussion describes the significant elements of the expected compensation program for members of our board of directors and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our shareholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

Director Compensation Arrangements.    Our non-employee director compensation program is designed to attract and retain qualified individuals to serve on our board of directors. Our board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

Our board of directors has approved the following compensation program for the non-employee members of our board of directors.

Cash Compensation.    Under such program, we will pay each non-employee director a cash fee, payable quarterly, of $4,167 per month for service on our board of directors.

Equity Awards.    Each non-employee director will receive a one-time initial stock option award for 16,216 shares of our common stock, which options shall vest in arrears in two equal tranches on the first and second anniversaries of service on our Board. Each non-employee director shall also be eligible to receive grants of stock options, each in an amount designated by the Compensation Committee of our board of directors, from any equity compensation plan approved by the Compensation Committee of our Board.

In addition to such compensation, we will reimburse each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our board of directors.

The following table sets forth the director compensation we accrued in the year ended December 31, 2021 (excluding compensation to our executive officers set forth in the summary compensation table above).

Name	Fees Earned or Paid in Cash	Stock Awards	Total ($)
Douglas Miscoll	$12,000	$—	$12,000
David Pfeffer	12,000	—	12,000
Patrice M. Milos, Ph.D.	4,000	—	4,000
William C. St. Laurent(1)	—	—	—
Total:	$28,000	$—	$28,000

____________

(1)      Mr. St. Laurent resigned from our board of directors on March 18, 2021.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2022 by:

•        each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 31, 2022. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The applicable percentage ownership prior to this offering is based on 11,886,379 shares of common stock outstanding as of March 31, 2022.

Unless otherwise noted below, the address of the persons listed on the table is c/o SeqLL Inc., 3 Federal Street, Billerica, Massachusetts 01821.

Name and Address of Beneficial Owner	Number of Shares	Percentage
Executive Officers and Directors
Daniel Jones(1)	2,545,134	21.1%
John W. Kennedy(2)	235,133	1.9
Dr. Patrice M. Milos(3)	27,027	*
Douglas Miscoll(4)	58,445	*
David Pfeffer(5)	16,216	*
All directors and executive officers as a group (4 persons)	2,881,955	22.3
5% Stockholders
William C. St. Laurent(6)	4,027,048	32.3
St. Laurent Investments, LLC(7)	2,095,034	16.8
Wendy St. Laurent(8)	744,243	6.3
Lucas Campbell St. Laurent(9)	602,568	5.1
William Campbell(10)	602,568	5.1

____________

*        Represents beneficial ownership of less than 1%.

(1)      Includes (i) 2,366,756 shares of common stock and (ii) 178,378 shares of common stock issuable upon the exercise of currently exercisable stock options.

(2)      Represents shares of common stock issuable upon the exercise of currently exercisable stock options.

(3)      Represents shares of common stock issuable upon the exercise of currently exercisable stock options.

(4)      Represents shares of common stock issuable upon the exercise of currently exercisable stock options.

(5)      Represents shares of common stock issuable upon the exercise of currently exercisable stock options.

(6)      Includes (i) 16,216 shares of common stock issuable upon the exercise of currently exercisable stock options, (ii) 5,212 shares of common stock issuable upon the exercise of outstanding stock purchase warrants, (iii) 744,243 shares of common stock held by Mr. St. Laurent’s spouse, (iv) 2,095,034 shares of common stock beneficially owned by St. Laurent Investments LLC, (v) 583,172 shares of common stock beneficially owned by the Georges C. St. Laurent III Descendants’ Trust and (vi) 583,172 shares of common stock beneficially owned by the William C. St Laurent Descendant’s Trust. The address of Mr. St. Laurent is 120 NE 136 Avenue, Vancouver, WA 98684.

(7)      Includes (i) 1,008,687 shares of common stock, and (ii) 1,530,593 shares of common stock issuable upon the exercise of currently exercisable warrants. William C. St. Laurent is the managing member of St. Laurent Investments, LLC and, as a result, may be deemed to have voting and investment power with respect to the shares held by St. Laurent Investments, LLC. The address of St. Laurent Investments, LLC is 120 NE 136 Avenue, Vancouver, WA 98684.

(8)      The address of Wendy St. Laurent is 120 NE 136 Avenue, Vancouver, WA 98684.

(9)      The address of Lucas St. Laurent is 373 NE 25th Place, Apt. 101, Homestead, FL 33033.

(10)    The address of William Campbell is Ulriksborgsgatan 7, apt 2603, Stockholm 112 18, Sweden.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

•        any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•        any person who beneficially owns more than 5% of our common stock;

•        any immediate family member of any of the foregoing; or

•        any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In March 2021, our board of directors adopted a written related-party transactions policy. Pursuant to this policy, the Audit Committee of our board of directors will review all material facts of all related-party transactions and either approve or disapprove entry into the related-party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related-party transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the related-party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, which we describe herein, the only related party transactions to which we were a party since January 1, 2021 are as follows, each of which was entered into prior to the adoption of the approval procedures described above.

William C. St. Laurent.    William C. St. Laurent was a co-founder of our company and was the Chairman of our board of directors until March 18, 2021. During the year ended December 31, 2021, we entered into the following transactions with Mr. St. Laurent or members of his immediate family or entities affiliated with such one or more of such persons.

•        From January 31, 2019 to April 8, 2019, we sold to St. Laurent Investments LLC, a private investment fund of the St. Laurent family of which Mr. St. Laurent is the managing partner, a series of convertible promissory notes in the aggregate principal amount of $545,000. Each promissory note originally had a one-year term and bore interest at the rate of 10% per annum and was convertible into shares of our common stock at a price of $3.10 per share. In connection with such sales, we also issued to St. Laurent Investments LLC five-year warrants to purchase an aggregate of 10,518 shares of common stock. On December 31, 2020, we converted the accrued interest on these promissory notes through December 31, 2020 into a promissory note as of December 31, 2020 that bore interest at the rate of 10% per annum and matured on July 31, 2022. All of the promissory notes in the aggregate principal amount of $1,691,730 were converted into 521,896 shares of our common stock in connection with our initial public offering of common stock in August 2021.

•        On January 11, 2021, The Georges C. St. Laurent Jr. Trust, a trust for which Mr. St. Laurent is the settlor, purchased from us in a private placement a unit consisting of a 10% senior secured convertible promissory note in the principal amount of $100,000 and five-year warrants to purchase 26,666 shares of our common stock at a purchase price of $4.10 per share, subject to adjustment. The promissory note had a conversion price of $3.75 per share, subject to adjustment, of which the principal was converted on the closing of our initial public offering in August 2021 into 26,666 shares of our common stock and the accrued interest was paid out of the cash proceeds of such public offering.

Daniel Jones.    During 2019, 2020 and 2021, Daniel Jones, our Chief Executive Officer, made a series of non-interest-bearing demand loans to us in the amounts of $36,000, $33,000, $90,000 and $50,000, respectively, of which $14,500 was repaid in 2019, $35,000 was repaid in 2020 and the balance was repaid with a portion of the net proceeds of our August 2021 initial public offering.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Wolf & Company, P.C (“Wolf & Co.”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Wolf & Co. has served as our independent registered public accounting firm since 2018.

In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by us.

Your ratification of the appointment of Wolf & Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2022 does not preclude us from terminating our engagement of Wolf & Co. and retaining a new independent registered public accounting firm, if we determine that such an action would be in our best interest.

The following table sets forth the fees billed to us for professional services rendered by Wolf & Co. for the years ended December 31, 2021 and 2020:

Services	2021	2020
Audit fees	$370,346	$20,074
Audit-related fees	176,394	—
	—	—
Tax fees
All other fees	—	—
Total fees	$546,740	$20,074

(1)    Audit Fees — Audit fees consist of fees billed for the audit of our annual financial statements and the review of the interim consolidated financial statements.

(2)    Audit-Related Fees — These consisted principally of the aggregate fees related to audits that are not included Audit Fees.

(3)    Tax Fees — Tax fees consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to appoint or replace our independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is also responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm was engaged by, and reports directly to, the Audit Committee.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders an advisory vote on executive compensation. This nonbinding vote is required under Section 14A of the Exchange Act. We intend to seek an advisory vote on executive compensation annually.

The section entitled “Executive Compensation” describes the compensation of our principal executive officer and our other most highly compensated executive officers during the 2021 fiscal year. Such executive officers are referred to in this Proposal No. 3 as our named executive officers.

Our Board of Directors believes that the policies, procedures and compensation articulated in the “Executive Compensation” section of this proxy statement were appropriate for our company with respect to our 2021 fiscal year, and that the compensation of our named executive officers in 2021 reflects and supports these compensation policies and procedures.

We are asking our stockholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this proxy statement. This vote is intended to provide an overall assessment of our policies and procedures relating to the compensation of our named executive officers with respect to our 2021 fiscal year, rather than focus on any specific item of compensation.

Accordingly, we are recommending that our stockholders vote FOR the following resolution:

RESOLVED, that the stockholders of SeqLL Inc. approve, on an advisory basis, the compensation of the named executive officers of SeqLL Inc., as disclosed in this proxy statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K with respect to our 2021 fiscal year, including, as applicable, the Summary Compensation Table and the other related tables and disclosures contained in the section of this proxy statement captioned “Executive Compensation”.

This advisory vote on executive compensation, commonly referred to as a ‘say-on-pay’ advisory vote, is not binding on our Board of Directors. However, our Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 3. Because your vote is advisory, it will not be binding upon our Board of Directors. For purposes of the approval of Proposal No. 3, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, the compliance by us with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to administer and oversee these processes.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the audit plan, the results of their examinations, and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the issue of its independence from us and management. In addition, the Audit Committee has considered whether the provision of any non-audit services by the independent registered public accounting firm in fiscal year 2021 is compatible with maintaining the registered public accounting firm’s independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully,
David Pfeffer, Chairman
Dr. Patrice Milos
Douglas Miscoll

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold our 2023 annual meeting of stockholders (the “2023 Annual Meeting”) in June 2023. To be considered for inclusion in our notice of annual meeting and proxy statement for, and for presentation at, the 2023 Annual Meeting, a stockholder proposal must be received by the Secretary, SeqLL Inc., 3 Federal Street, Billerica, Massachusetts 01821, no later than February 28, 2023, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the 2023 Annual Meeting, any such stockholder proposal must be received by the Secretary, SeqLL Inc., no earlier than February 28, 2023 and no later than March 30, 2023, provided, that if the 2023 Annual Meeting is scheduled to be held on a date more than 30 days before or after the anniversary date of the 2022 annual meeting of stockholders, a stockholder’s proposal shall be timely if delivered to, or mailed to and received by, the Board of Directors of our company not later than the close of business on the fifth day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by us, and in any case discretionary authority may be used if such proposal is untimely submitted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2021, the Reporting Persons met all applicable Section 16(a) filing requirements, except that each of our executive officers and directors was late in filing his or her Initial Report of Beneficial Ownership on Form 3 due to delays in receiving from the Securities and Exchange Commission the necessary filing codes to make such filings.

OTHER MATTERS

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to SeqLL Inc., 3 Federal Street, Billerica, Massachusetts 01821, Attn: Chief Financial Officer.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By order of the Board of Directors,
/s/ Daniel Jones
Daniel Jones
Chief Executive Officer

May 4, 2022
Billerica, MA

SEQLL INC. 3 FEDERAL STREET FIRST FLOOR BILLERICA, MA 01821 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. Daniel Jones 1b. Patrice M. Milos For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approve, on an Advisory Basis, Named Executive Officer Compensation. 3. Ratify the Appointment of independent auditors. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com SEQLL INC. Annual Meeting of Stockholders June 28, 2022 3:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Daniel Jones and John W. Kennedy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SEQLL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, EDT, on June 28, 2022, at the offices of SEQLL INC., 3 Federal Street, First Floor, Bellerica, MA 01821, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side